J. THOMAS PRESBY

                         LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

        (a) CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

        When you agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

        Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

        You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

        You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

        Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

        The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

        If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

(b) DESIGNATION OF AGENTS: Know all by these presents, that the undersigned hereby constitutes and appoints each of:

        Patrick B. Dorsey
        200 West 86th Street
        Apt. 12H
        New York, New York 10024; and

        Karen L. Sharp
        151 Riverwalk Way
        Clifton, New Jersey 07014; and

        Robyn M. Wapner
        422 Berkshire Road
        Ridgewood, New Jersey 07450; and

        Ewa M. Abrams
        1623 Third Avenue
        Apt. 18J
        New York, New York 10128

or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact.

My agents may act SEPARATELY.

        (c) This POWER OF ATTORNEY shall not be affected by my subsequent incapacity unless I have stated otherwise below, under "Modifications."

        (d) This POWER OF ATTORNEY DOES NOT REVOKE any and all prior Powers of Attorney executed by me as set forth below, under paragraph (f) "Modifications."

        (e) GRANT OF AUTHORITY: The undersigned hereby grants authority to his / her agents with respect to the following subjects:

        (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

        (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Tiffany & Co. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

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
        (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form, amendment or report, and timely file such form, amendment or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

        (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

        (f) MODIFICATIONS: The execution of this Power of Attorney shall not serve to revoke any other Power of Attorney previously executed in or out of the State of New York by the undersigned principal. The execution of any subsequent Power of Attorney, whether executed in or out of the State of New York shall not serve to revoke this Power of Attorney executed by the undersigned principal.

        The undersigned herby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 with respect to the undersigned's holdings of an transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        (g) ACCEPTANCE BY THIRD PARTIES: The undersigned hereby agrees to indemnify the third party for any claims that may arise against the third party because of reliance on this Power of Attorney. The undersigned understands that any termination of this Power of Attorney, whether the results of the undersigned's revocation of the Power of Attorney or otherwise, is not effective as to a third party until the third party has actual notice of knowledge of the termination.

        (h) TERMINATION: This Power of Attorney continues until I revoke it or it is terminated by my death or other event described in Section 5-1511 of the New York General Obligations Law.

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

                IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of March, 2010

                                                /s/ J. Thomas Presby
                                                --------------------------------
                                                        Signature

                                                Name:  J. Thomas Presby
State of New York

County of New Yorks


I, Naina L. Rasheed, a Notary Public of the State of New York, hereby certify that on this 8th day of March 2010, before me personally appeared J. Thomas Presby, who is known to me and who signed the foregoing instrument.

                                                        /s/ Naina L. Rasheed
                                                        ------------------------
Notarial Seal                                           Notary Public
                                          Notary Public
                                          Naina L. Rasheed
                                          Notary Public, State of New York
                                          Registration No. 01RA6001489
                                          Qualified in Nassau County
                                          Certificate filed in New York County
                                          My Commission Expires January 12, 2014

        (i) IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

        (1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

        (2) avoid conflicts that would impair your ability to act in the principal's best interest.

        (3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

        (4) keep a record of all receipts, payments, and transactions conducted for the principal; and

        (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal's Name).

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
        You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

        The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority ranted to you in the Power of Attorney, you may be liable under the law for your violation.

        We, Patrick B. Dorsey, Karen L. Sharp, Robyn M. Wapner, and Ewa M. Abrams, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

/s/ Patrick B. Dorsey                                   /s/ Karen L. Sharp
---------------------------------                -------------------------------
By: Patrick B. Dorsey                            By: Karen L. Sharp



/s/ Robyn M. Wapner                                     /s/ Ewa M. Abrams
---------------------------------               --------------------------------
By: Robyn M. Wapner                             By: Ewa M. Abrams


State of New York

County of New York

I, Naina L. Rasheed, a Notary Public of the State of New York, hereby certify that on this 12 day of March 2010, before me personally appeared Patrick B. Dorsey, Karen L. Sharp, Robyn M. Wapner and Ewa M. Abrams, who are known to me and who signed the foregoing instrument.

                                          /s/ Naina L. Rasheed
                                          ------------------------
Notarial Seal                             Notary Public
                                          Naina L. Rasheed
                                          Notary Public, State of New York
                                          Registration No. 01RA6001489
                                          Qualified in Nassau County
                                          Certificate filed in New York County
                                          My Commission Expires January 12, 2014

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